Exhibit 99.1

QXO Announces the Expiration and Final Results of Cash Tender Offers and Consent Solicitations for Any and All of TopBuild Corp.’s 4.125% Senior Notes due 2032 and 5.625% Senior Notes due 2034

GREENWICH, Conn. – June 30, 2026 – QXO, Inc. (“QXO”) (NYSE: QXO) announced today the expiration and final results of the previously announced tender offers and consent solicitations (collectively, the “Tender Offers and Consent Solicitations”) by QXO’s wholly-owned subsidiary, Titanium MergerCo, Inc., a Delaware corporation (the “Company”), for the (i) $500.0 million aggregate principal amount of outstanding 4.125% Senior Notes due 2032 (the “2032 Notes”) and (ii) $750.0 million aggregate principal amount of outstanding 5.625% Senior Notes due 2034 (the “2034 Notes” and, together with the 2032 Notes, the “Notes”) of TopBuild Corp. (“TopBuild”). The Tender Offers and Consent Solicitations expired at 5:00 p.m., New York City time, on June 29, 2026 (the “Expiration Date”). No tenders submitted after the Expiration Date are valid.

According to information provided to the Company by D.F. King & Co., Inc., the information and tender agent (the “Information and Tender Agent”) for the Tender Offers and Consent Solicitations, as of the Expiration Date, Notes were validly tendered and not validly withdrawn with respect to (i) $497,723,000 aggregate principal amount of the 2032 Notes, representing approximately 99.54% of the outstanding 2032 Notes, and (ii) $748,093,000 aggregate principal amount of the 2034 Notes, representing approximately 99.75% of the outstanding 2034 Notes.

The Company has accepted for purchase all Notes that were validly tendered (and not validly withdrawn) in the Tender Offers and Consent Solicitations. The “Settlement Date” for the Tender Offers and Consent Solicitations is expected to be July 1, 2026, substantially coinciding with, and contingent upon, the expected closing of QXO’s acquisition of TopBuild (the “TopBuild Acquisition”).

Any eligible holder that validly tendered their Notes at or prior to 5:00 p.m., New York City time, on June 11, 2026 (the “Early Tender Deadline”) (and did not validly withdraw their Notes at or prior to 5:00 p.m., New York City time, on June 11, 2026) were accepted for purchase at a price of $1,011.25 per $1,000 of principal amount of such Notes, plus accrued and unpaid interest from the last interest payment date on such purchased Notes up to, but not including, the Settlement Date. Notes validly tendered (and not validly withdrawn) after the Early Tender Deadline but at or prior to the Expiration Date were accepted for purchase at a price of $961.25 per $1,000 of principal amount of such Notes, plus accrued and unpaid interest from the last interest payment date on such purchased Notes up to, but not including, the Settlement Date.

On the Early Tender Deadline, the Company received consents sufficient to amend the applicable Indentures governing the Notes to (i) eliminate the requirement to make a “Change of Control Offer” for the related Notes in connection with the TopBuild Acquisition and future transactions, (ii) eliminate substantially all of the restrictive covenants in the applicable Indenture and the Notes, (iii) eliminate certain conditions to legal defeasance and covenant defeasance in the applicable Indenture and the Notes and (iv) eliminate all events of default other than events of default relating to the failure to pay principal of and interest on the Notes (collectively, the “Proposed Amendments”). On the Early Tender Deadline, TopBuild and the trustee of each series of Notes entered into a supplemental indenture to each Indenture to effect the Proposed Amendments, both of which will become operative on the Settlement Date.

On June 18, 2026, TopBuild issued conditional notices of redemption to redeem any Notes remaining outstanding upon consummation of the Tender Offers and Consent Solicitations at a redemption price equal to $1,011.25 per $1,000 of principal amount of such Notes, plus accrued and unpaid interest from the last interest payment date on such Notes up to, but not including, the redemption date, which is intended to be the Settlement Date. The redemptions are conditioned upon the consummation of the Tender Offers and Consent Solicitations. This press release does not constitute a notice of redemption with respect to the Notes.

The terms and conditions of the Tender Offers and Consent Solicitations are described in an Offer to Purchase and Consent Solicitation Statement, dated May 29, 2026 (the “Offer to Purchase and Consent Solicitation Statement”). The consummation of the Tender Offers and Consent Solicitations for the Notes of either series is subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase and Consent Solicitation Statement, including, among other things, the substantially concurrent consummation of the TopBuild Acquisition on terms and conditions set forth in the Agreement and Plan of Merger, dated as of April 18, 2026 (as it may be amended from time to time, the “Merger Agreement”), by and among QXO, the Company, Titanium MergerCo 2, LLC and TopBuild.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Morgan Stanley & Co. LLC acted as the dealer manager and solicitation agent (the “Dealer Manager”) in the Tender Offers and Consent Solicitations. D.F. King & Co., Inc. was retained to serve as both the Information and Tender Agent for the Tender Offers and Consent Solicitations. Questions regarding the Tender Offers and Consent Solicitations should be directed to the Dealer Manager at (800) 624-1808 (Toll-Free) or (212) 761-1057 (Collect Number). Requests for copies of the Offer to Purchase and Consent Solicitation Statement and other related materials should be directed to D.F. King & Co., Inc. at topbuild@dfking.com (email), (866) 796-6867 (U.S. Toll-Free) or (646) 698-8770 (Banks and Brokers).

About QXO

QXO, Inc. (NYSE: QXO) is the largest publicly traded distributor of roofing, waterproofing, and related products and the second largest publicly traded distributor of lumber and building materials in North America. QXO is the fastest growing company in the $800 billion building products distribution industry and plans to become the tech-enabled leader by delivering best-in-class customer satisfaction and outsized returns for its shareholders. The company is targeting $50 billion in annual revenues within the next decade through accretive acquisitions and organic growth. Visit www.qxo.com for more information.

Forward-Looking Statements

This communication contains forward-looking statements. Statements that are not historical facts, including statements about beliefs, expectations, targets or goals, the expected timing of the closing of the proposed acquisition, the anticipated benefits of the proposed acquisition, including synergies, and expected future financial position, total addressable market, positions in building product verticals and results of operations, are forward-looking statements. These statements are based on plans, estimates, expectations and/or goals at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described herein include, among others: (i) the risk that the proposed acquisition of TopBuild may not be completed on the anticipated terms in a timely manner or at all; (ii) the failure to satisfy any of the conditions to the consummation of the proposed acquisition; (iii) the effect of the pendency of the proposed acquisition on each of QXO’s and TopBuild’s business relationships with employees, customers, or suppliers, or on operating results or the businesses generally; (iv) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including circumstances that require the payment of a termination fee; (v) the possibility that the proposed acquisition may be more expensive to complete than anticipated, including as a result of unexpected factors or events, significant transaction costs or unknown liabilities; (vi) potential litigation and/or regulatory action relating to the proposed acquisition; (vii) the risk that the anticipated benefits of the proposed acquisition may not be fully realized or may take longer to realize than expected; (viii) the impacts of legislative, regulatory, economic, competitive or technological changes; (ix) QXO’s ability to finance the proposed acquisition; (x) unknown liabilities and uncertainties regarding general economic, market sector, competitive, legal, regulatory, tax and geopolitical conditions; and (xi) those risks and uncertainties set forth in QXO’s and TopBuild’s filings with the Securities and Exchange Commission (the “SEC”), including each company’s Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q, and a Registration Statement on Form S-4/A filed by QXO with the SEC on May 29, 2026 in connection with the proposed transaction. Forward-looking statements should not be relied on as predictions of future events, and these statements are not guarantees of performance or results. Forward-looking statements herein speak only as of the date each statement is made. Neither QXO nor TopBuild undertakes any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

Media Contact

Joe Checkler

joe.checkler@qxo.com
203-609-9650

Investor Contact

Mark Manduca
mark.manduca@qxo.com
203-321-3889